Exhibit 10.72

ADDENDUM TO EMPLOYMENT AGREEMENT

     This Addendum (the “Addendum”) is made effective as of the 12th day of December, 2003 and is intended to amend a certain Employment Agreement (the “Agreement”) by and between Erie Indemnity Company and Jeffrey A. Ludrof effective as of May 9, 2002.

     WHEREAS, the Company has determined that it is in the best interest of the Company and its Shareholders to secure the continued employment of the Executive in accordance with the terms of the Agreement; and

     WHEREAS, the Board of Directors of the Company at its meeting of December 9, 2003 has again agreed to extend the term of the Agreement for an additional period of time as contained herein; and

     WHEREAS, the Executive is agreeable to the extension of the Agreement.

     NOW, THEREFORE, intending to be legally bound hereby, the parties agree as follows:

     1.     Paragraph 1 of the Agreement with respect to the Term is hereby amended by extending the Term to expire on December 15, 2007.

     2.     All other terms and conditions of the Agreement remain in full force and effect.

ATTEST:		ERIE INDEMNITY COMPANY

/s/	Jan R. Van Gorder	By:	/s/	F. William Hirt

	Jan R. Van Gorder			F. William Hirt
	Secretary			Chairman of the Board

WITNESS:

/s/	Sheila M. Hirsch		/s/	Jeffrey A. Ludrof

	Sheila M. Hirsch			Jeffrey A. Ludrof
	Executive Secretary			5700 Stoneridge Drive
Fairview, PA 16415

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